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                                                                    Exhibit 23.2


                               KANE KESSLER, P.C.
                           1350 Avenue of the Americas
                            New York, New York 10019
                                 (212) 541-6222

                                October 24, 2002

Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

        RE:    REGISTRATION STATEMENT ON FORM S-4 OF JARDEN CORPORATION
               --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission relating to the Company's offer to exchange $150 million aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2012, which is being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9 3/4% Senior Subordinated Notes due 2012, which were issued and sold in a transaction exempt from registration under the Securities Act, all as more fully described in the Registration Statement. Alltrista Newco Corporation, Alltrista Plastics Corporation, Alltrista Zinc Products, L.P., Hearthmark, Inc., Quoin Corporation, Tilia, Inc., Tilia Direct, Inc., Tilia International, Inc., and TriEnda Corporation are collectively referred to as the "Subsidiary Guarantors."

     We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     Very truly yours,

                                                     KANE KESSLER, P.C.


                                                     By: /s/ Robert L. Lawrence
                                                         ----------------------
                                                     Robert L. Lawrence
                                                     Authorized Signatory